UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Effective March 10, 2014 we entered into Amendment No. 1 (the “Amendment”) to the November 21, 2012 Employment Services Agreement between us and Gannon Giguiere, our Chief Executive Officer, Secretary and Chairman. The Amendment revised the renewal periods under the Employment Services Agreement from one to three years, clarified the provision under which we can issue bonuses to Mr. Giguiere and provided for the issuance of 1,300,000 shares of our common stock to Mr. Giguiere upon execution of the Amendment. It also provided for the cancellation of the 300,000, ten year, non-statutory stock options with an exercise price of $0.50 per share which had been issued to Mr. Giguiere in January 2013.

Effective March 10, 2014 we entered into Amendment No. 1 (the “Amendment”) to the November 21, 2012 Employment Services Agreement between us and Alan Johnson, our President. The Amendment revised the renewal periods under the Employment Services Agreement from one to three years, clarified the provision under which we can issue bonuses to Mr. Johnson and provided for the issuance of 1,000,000 shares of our common stock to Mr. Johnson upon execution of the Amendment.

Effective March 10, 2014 we entered into a 3 year employment agreement (the “Employment Agreement”) with Michael D. Rountree, our Chief Financial Officer and Treasurer. The Employment Agreement will be automatically renewed for successive periods of three years at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. The Employment Agreement provided for the issuance of 500,000 shares of our common stock to Mr. Rountree upon execution of the agreement. Mr. Rountree is also to receive a base annual salary of $150,000 and is entitled to receive an annual bonus equal to up to 100% of the base annual salary upon our achieving milestones to be determined by our Board of Directors. The Employment Agreement also provides for paid vacation time, payment of customary health insurance and other benefits and expense reimbursement. The Employment Agreement also contains a non-compete and non-solicitation provision effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless Mr. Rountree is terminated without cause or Mr. Rountree terminates the agreement for good reason, in which case the non-compete provision is of no further force or effect.

In the event Mr. Rountree is terminated for cause, or resigns without good reason, Mr. Rountree is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event Mr. Rountree is terminated without cause or resigns for good reason, Mr. Rountree will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

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Effective March 10, 2014 we entered into an 18 month Consulting Agreement with Harrison Group, Inc. (“Harrison”) pursuant to which Harrison will (i) manage and communicate our corporate profile within the investment community; (ii) conduct and arrange meetings on our behalf with investment professionals and advise them of our plans, goals and activities; (iii) arrange meetings with other in the investment community; (iv) increase public awareness of our activities; and (v) provide us with general financial and business advice. We have the right to terminate the Consulting Agreement at any time upon 30 days prior written notice. We will issue 100,000 shares of our restricted common stock to Harrison pursuant to the Consulting Agreement and will pay Harrison cash fees at the rate of $2,500 per month. The Consulting Agreement also contains confidentiality, non-solicitation and non-compete provisions.

We entered into a Service Provider Agreement with ChineseInvestors.com, Inc. (“CII”), an Indiana corporation, effective March 18, 2014 (the “March 2014 Service Provider Agreement”) pursuant to which CII will provide us with investor and public relations advice and services. We had previously entered into a one-month Service Provider Agreement with CII effective February 18, 2014 under which we paid CII $6,000 and issued 3,884 shares of our restricted common stock to CII valued at $12,000. Under the March 2014 Service Provider Agreement, we paid CII $5,000 upon execution thereof and are obligated to make additional $5,000 payments to CII on or about June 15, 2014 and October 15,2014. We are also obligated to issue an aggregate of 120,000 shares of our restricted common stock to CII, 40,000 of which were issuable upon execution of the March 2014 Service Provider Agreement, 40,000 of which are issuable on or about June 15, 2014 and 40,000 of which are issuable on or about October 15, 2014. Such shares contain piggyback registration rights. We can terminate the March 14, 2014 Service Provider Agreement by providing CII with 15 days prior written notice but would be responsible for the payment of the remaining cash and stock fees due thereunder unless such termination is due to an illegal and willful act by CII.

Item 3.02         Unregistered Sale of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 above and Item 5.02 below, which disclosures are incorporated herein by reference.

In connection with March 10, 2014 amendments to our Employment Services Agreements with Gannon Giguiere and Alan Johnson and our March 10, 2014 entry into an Employment Services Agreement with Michael Rountree, we will issue an aggregate of 2,800,000 shares of our restricted common stock.

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In connection with our March 10, 2014 Consulting Agreement with Harrison Group, Inc., we will issue 100,000 shares of our restricted common stock.

In connection with the appointments of Harrison Group, Inc., Vinay Jatwani and Darren Reinig to our Advisory Board effective March 10, 2014, we issued 250,000 ten year warrants, each with an exercise price of $0.01 per share to each of the appointees or an aggregate of 750,000 warrants.

In connection with a February 2014 subscription, we will issue 100,000 shares of our common stock to one person in connection with our private placement in which we are offering shares at a price of $1.00 per share.

On March 10, 2014 we authorized the issuance of 200,000 shares of our restricted common stock to Timothy Lyons, our Chief Technology Officer, in consideration of services rendered.

In connection with our execution of the March 2014 Service Provider Agreement with ChineseInvestors.com, Inc. we will issue 40,000 shares of our restricted common stock.

Effective March 1, 2014 we issued an aggregate of 850,000 ten year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

Effective January 1, 2014 we issued an aggregate of 177,500 ten year non-qualified stock options to five consultants/advisors with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years.

Effective February 1, 2014 we issued 50,000 ten year non-qualified stock options to a consultant/advisor with an exercise price of $1.00 per share under our 2012 Equity incentive Plan which vest ratably on a monthly basis over a period of three years.

All of the foregoing issuances of securities were or will be made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 10, 2014 we authorized the issuance of an aggregate of 2,800,000 shares of our restricted common stock to our three executive officers, effective March 10, 2014, in connection with (i) Amendment No. 1 dated as of March 10, 2014 (the “GG Amendment”) to the November 21, 2012 Employment Services Agreement between us and Gannon Giguiere; (ii) Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between us and Alan Johnson; and (iii) the Employment Services Agreement dated as of March 10, 2014 between us and Michael D. Rountree. Gannon Giguiere, our Chairman, Chief Executive Officer and Secretary will receive 1,300,000 shares, Alan Johnson, our President, will receive 1,000,000 shares, and Michael Rountree, our Chief Financial Officer and Treasurer will receive 500,000 shares. In connection with the GG Amendment, we also agreed to cancel 300,000 ten year stock options with an exercise price of $0.50 per share issued to Mr. Giguiere as of January 2, 2013.

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Item 8.01         Other Events

Effective March 10, 2014 we terminated the November 21, 2012 Lock-Up Agreements between us and each of Gannon Giguiere and Alan Johnson.

In March 2014 we determined to dissolve our wholly owned subsidiary, Local Event Media, Inc. In connection therewith, all of the assets and liabilities of Local Event Media, Inc. will be transferred to us by Local Event Media, Inc.

Effective March 10, 2014 we appointed Harrison Group, Inc., Vinay Jatwani and Darren Renig to our Advisory Board

Harrison Group, Inc. is a business strategy and corporate advisory firm with more than 20 years of business and financial experience representing both domestic and international clientele. It provides active operational assistance and corporate finance advisory services to clients with emphases on developing and executing a company’s go-to-market vision and strategy, leading corporate restructurings and recapitalizations, and structuring mergers, acquisitions, and divestitures. Harrison Group’s broad operational and consulting experience includes the following sectors: retail, consumer products, manufacturing, technology, and oil and gas. Past engagement activities include capital placement, business/product strategy, revenue enhancement, cost management, marketing, operational improvement, and mergers and acquisitions. Harrison Group is focused on delivering measurable results to its clients via hands-on participation coupled with strategic thinking.

Vinay Jatwani currently serves as CEO and Founder of Jigsaw Partners Inc. (“Jigsaw”), a business development organization offering a full range of tailored marketing, technology and financial solutions. Jigsaw currently services clients in a variety of verticals including finance, fitness and consumer products. Mr. Jatwani has a keen understanding of advertising and marketing strategies and brings knowledge and direction to new media technologies. Prior to Jigsaw, Mr. Jatwani served as CEO/Co Founder of Broadspring Inc. a successful digital marketing corporation with an emphasis in Native advertising. Mr. Jatwani is also an active entrepreneur and investor in mobile/internet related ventures.

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Darren Reinig is a co-founder of Delphi Private Advisors (“Delphi”) a financial investment advisory and wealth management firm founded in 2009, which serves the needs of high net worth individuals, other individuals, pension and profit sharing plans and charitable organizations. He serves as Delphi’s Chief Investment Officer and heads Delphi’s Investment Committee. Prior to founding Delphi, Mr. Reinig worked for a global institutional investment management firm which provided services to family offices, high net worth individuals and institutions.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report.

Exhibit Number	Description

4.1	Form of Advisory Board Warrant

10.1	Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between the registrant and Gannon Giguiere

10.2	Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between the registrant and Alan Johnson

10.3	Employment Services Agreement dated as of March 10, 2014 between the registrant and Michael D. Rountree

10.4	Consulting Agreement dated as of March 10, 2014 between the registrant and Harrison Group, Inc.

10.5	Service Provider Agreement effective as of March 18, 2014 between the Registrant and ChineseInvestors.com, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: March 13, 2014	By:	/s/ Gannon Giguiere
Name: Gannon Giguiere
Title: CEO and Secretary

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